EXHIBIT 12.2

NTL COMMUNICATIONS CORP.

                                      THREE MONTHS                      YEAR ENDED DECEMBER 31
                                    ENDED MARCH 31,          ---------------------------------------------
                                          2000                   1999            1998            1997
                                    ---------------          -------------   -------------   -------------
Fixed charges:
  Interest..................    $            202,054,000     $ 719,846,000   $ 356,575,000   $ 209,340,000
  Amortization of debt
    expense.................                   4,733,000        16,898,000      10,227,000       7,831,000
  Interest portion of rental
    expense.................                   2,892,000         9,183,000       9,785,000       6,016,000
                                ------------------------     -------------   -------------   -------------
  Fixed charges.............                 209,679,000       745,927,000     376,587,000     223,187,000
  Preferred stock dividend
    requirement.............                          --                --      18,761,000      11,978,000
                                ------------------------     -------------   -------------   -------------
Combined fixed charges and
  preferred stock
  dividend..................    $            209,679,000     $ 745,927,000   $ 395,348,000   $ 235,165,000
                                ========================     =============   =============   =============
Earnings:
  (Loss) from operations....    $           (331,325,000)    $(741,865,000)  $(507,254,000)  $(344,148,000)
  Fixed charges.............                 209,679,000       745,927,000     376,587,000     223,187,000
  Less: Capitalized
    interest................                 (13,582,000)      (41,810,000)    (27,760,000)     (6,770,000)
                                ------------------------     -------------   -------------   -------------
                                $           (135,228,000)    $ (37,748,000)  $(158,427,000)  $(127,731,000)
                                ========================     =============   =============   =============
Ratio of Earnings to Fixed
  Charges(1)................                          --                --              --              --

                                 YEAR ENDED DECEMBER 31
                              -----------------------------
                                  1996            1995
                              -------------   -------------
Fixed charges:
  Interest..................  $ 147,326,000   $  40,562,000
  Amortization of debt
    expense.................      8,873,000       1,424,000
  Interest portion of rental
    expense.................      4,957,000         647,000
                              -------------   -------------
  Fixed charges.............    161,156,000      42,633,000
  Preferred stock dividend
    requirement.............             --              --
                              -------------   -------------
Combined fixed charges and
  preferred stock
  dividend..................  $ 161,156,000   $  42,633,000
                              =============   =============
Earnings:
  (Loss) from operations....  $(258,623,000)  $(100,236,000)
  Fixed charges.............    161,156,000      42,633,000
  Less: Capitalized
    interest................    (10,294,000)    (12,183,000)
                              -------------   -------------
                              $(107,761,000)  $ (69,786,000)
                              =============   =============
Ratio of Earnings to Fixed
  Charges(1)................             --              --

---------------

The ratio of earnings to fixed charges and combined fixed charges and preferred stock dividends is not meaningful for the periods that result in a deficit.

(1) For the three months ended March 31, 2000 and for the years ended December 31, 1999, 1998, 1997, 1996 and 1995, the deficit of earnings to fixed charges was $344,907,000, $783,675,000, $535,014,000, $350,918,000,
    $268,917,000 and $112,419,000, respectively. For the years ended December 31, 1998 and 1997, the deficit of earnings to combined fixed charges and preferred stock dividends was $553,775,000 and $362,896,000, respectively.